                                                                    EXHIBIT 11.1

SOUTHERN ELECTRONICS CORPORATION
AND SUBSIDIARY

COMPUTATION OF EARNINGS PER SHARE
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
                                                                   YEAR ENDED JUNE 30,
                                                        ----------------------------------------
                                                           1995           1996           1997
                                                        ----------     ----------     ----------
EARNINGS PER SHARE - Based on weighted
 average shares outstanding:
 Average outstanding shares                              6,961,518      7,176,929      7,183,467
                                                        ----------     ----------     ----------
 Net earnings for per share computation(A)              $5,222,000     $5,550,000     $7,905,000
                                                        ----------     ----------     ----------
 Net earnings per common share                          $     0.75     $     0.77     $     1.10
                                                        ----------     ----------     ----------
PRIMARY EARNINGS PER SHARE:
 Average outstanding shares, including common
  stock equivalents(1)(B)                                7,068,512      7,279,599      7,633,925
                                                        ----------     ----------     ----------
 Net earnings per common share (A divided by B)         $     0.74     $     0.76     $     1.04
                                                        ----------     ----------     ----------
FULLY DILUTED EARNINGS PER SHARE:
 Average outstanding shares, including common stock
  equivalents(1)(C)                                      7,070,182      7,288,968      7,659,893
                                                        ----------     ----------     ----------
 Net earnings per common share (A divided by C)         $     0.74     $     0.76     $     1.03
                                                        ----------     ----------     ----------

/1/ Average shares outstanding include stock options as common stock equivalents. The dilutive effect of stock options was determined using the treasury stock method. Under that method of calculation, stock options are valued at average market prices for the primary calculation and at the higher of average or period-end market prices for the fully diluted calculation.